Exhibit 15.3

McElroy Bryan Geological Services Pty Ltd Consulting Geologists ABN 52 053 807 926

10 March 2021

To the Board of Directors of

Vale S.A.

Ladies and Gentlemen:

Re: Consent letter

McElroy Bryan Geological Services Pty Ltd hereby consents to:

(a)                                 McElroy Bryan Geological Services Pty Ltd being named in the Annual Report on Form 20-F of Vale S.A. (“Vale”) for the year ended December 31, 2020 (the “2020 20-F”) as having prepared certain coal reserve estimates, and

(b)                                 the incorporation by reference of the 2020 20-F in the Registration Statements on Form F-3 of Vale S.A. (No. 333-225723) and Vale Overseas Limited (No. 333-225723-01) and Registration Statements on Form S-8 of Vale S.A. (No. 333-223718).

Yours sincerely,

/s/ Kerry Whitby

Kerry Whitby
Managing Director
McElroy Bryan Geological Services Pty Ltd

Suite 201 • 15 Help Street • CHATSWOOD • NSW • 2067 • (+61 2) 8440 7800

PO Box 34 • WILLOUGHBY • NSW • 2068 • sydney@mbgs.com.au • www.mbgs.com.au